                                                                     EXHIBIT 1.1



                       MICHIGAN COMMUNITY BANCORP LIMITED


                                1,000,000 SHARES*
                                  COMMON STOCK


                         FORM OF UNDERWRITING AGREEMENT


                                  _______, 1998


Fifth Third/The Ohio Company
  as Representative of the Several
  Underwriters Named in Schedule 1
155 East Broad Street
Columbus, Ohio  43215

Ladies and Gentlemen:

      Michigan Community Bancorp Limited, a Michigan corporation (the "Company"), hereby confirms its agreement with Fifth Third/The Ohio Company, an Ohio corporation (the "Representative") and the several Underwriters named in
Schedule 1 (collectively, with the Representative, the "Underwriters") as set forth below.

      1. Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Underwriters an aggregate of 1,000,000 shares of common stock of the Company (the "Firm Shares"). The Company also proposes to issue and sell to the Underwriters not more than an aggregate of 150,000 additional shares of common stock of the Company, if requested by the Underwriters as provided in Section 3 of this Agreement (the "Option Shares"). The Firm Shares and any Option Shares are collectively referred to in this Agreement as the "Shares".


---------------
*Plus an option to purchase from the Company up to 150,000 shares to cover over-allotments.


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      2. Representations and Warranties of the Company.

            The Company represents and warrants to and agrees with, each of the Underwriters as follows:

            (a) The Company has carefully prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder (the "Rules"), a registration statement on Form SB-2 (File No. 333-_____), including a preliminary prospectus, and has filed with the Commission the registration statement and such amendments thereof as may have been required to the date of this Agreement. Copies of such registration statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "preliminary prospectus" means any preliminary prospectus (as defined in Rule 430 of the Rules) included at any time as a part of the registration statement. The registration statement as amended (including any supplemental registration statement under Rule 462(b) or any amendment under Rule 462(c) of the Rules) at the time and on the date it becomes effective (the "Effective Date"), including the prospectus, financial statements, schedules, exhibits, and all other documents incorporated by reference therein or filed as a part thereof, is called the "Registration Statement;" provided, however, that "Registration Statement" shall also include all Rule 430A Information (as defined below) deemed to be included in such Registration Statement at the time such Registration Statement becomes effective as provided by Rule 430A of the Rules. The term "Prospectus" means the Prospectus as filed with the Commission pursuant to Rule 424(b) of the Rules or, if no filing pursuant to Rule 424(b) of the Rules is required, means the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules. Reference made herein to any preliminary prospectus or to the Prospectus shall be deemed to refer to and include any document attached as an exhibit thereto or incorporated by reference therein, as of the date of such preliminary prospectus or the Prospectus, as the case may be. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus to which the Representative shall reasonably object in writing after being furnished with a copy thereof.

            (b) Each preliminary prospectus, at the time of filing thereof, contained all material statements which were required to be stated therein in accordance with the Securities Act and the Rules, and conformed in all material respects with the requirements of the Securities Act and the Rules, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending or preventing the use of any preliminary prospectus. When the Registration Statement shall become effective, when

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      the Prospectus is first filed pursuant to Rule 424(b) of the Rules, when any post-effective amendment of the Registration Statement shall become effective, when any supplement to or pre-effective amendment of the Prospectus is filed with the Commission and at each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply with the applicable provisions of the Securities Act and the Exchange Act and the respective rules and regulations of the Commission thereunder, and neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company through the Representative by or on behalf of any of the Underwriters, specifically for use in connection with the preparation thereof.

            (c) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.

            (d) Plante & Moran, LLP, whose report is filed with the Commission as part of the Registration Statement, are, and during the periods covered by their report were, independent public accountants as required by the Securities Act and the Rules.

            (e) The Company's only proposed subsidiaries are Lakeside Community Bank ("LCB") and North Oakland Community Bank ("NOCB," and collectively with LCB, the "Banks"). The Company and each of the Banks have been duly organized and are validly existing as a corporation or banking corporation, as applicable, in good standing under the laws of the State of Michigan. Neither the Company nor any of the Banks have any properties or conduct any business outside of the State of Michigan which would require any of them to be qualified as a foreign corporation or bank, as the case may be, in any jurisdiction outside of Michigan. Neither the Company nor any of the Banks has any directly or indirectly held subsidiary other than the Banks with respect to the Company. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares.

            (f) The application for permission to organize LCB (the "LCB FIB Application") and the application for permission to organize NOCB (the "NOCB FIB Application," and collectively with the LCB FIB Application, the "FIB Applications") were both approved by the Commissioner of the Financial Institutions Bureau for the State of Michigan (the "Commissioner") on ________, 1998, pursuant to Order No. __________ and Order No. __________, respectively, subject to certain conditions specified in the Order and

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      supplemental correspondence from the Commissioner dated the same date. The
      Orders and supplemental correspondence from the Commissioner are collectively referred to in this Agreement as the "FIB Orders" All conditions contained in the FIB Orders required to be satisfied before the date of this Agreement have been satisfied. The application of each Bank to the Federal Deposit Insurance Corporation (the "FDIC") to become an insured depository institution under the provisions of the Federal Deposit Insurance Act, as amended, (the "FDIC Applications") was approved by [order/orders] of the FDIC dated __________ (the "FDIC Orders"), subject to certain conditions specified in the FDIC Orders. All conditions contained in the FDIC Orders required to be satisfied before the date of this Agreement have been satisfied. The Company's application to become a bank holding company and acquire all of the issued capital stock of each of the Banks (the "Bank Holding Company Application") under the Bank Holding Company Act of 1956, as amended, was approved on __________ (the "Federal Reserve Board Approval"), subject to certain conditions specified in the Federal Reserve Board Approval. All conditions in the Federal Reserve Board Approval required to be satisfied before the date of this Agreement have been satisfied. Each of the FIB Applications, FDIC Applications, and Bank Holding Company Application, at the time of their respective filings, contained all required information and such information was complete and accurate in all material respects. Other than the remaining conditions to be fulfilled under the FIB Orders, FDIC Orders and the Federal Reserve Board Approval specified above, no authorization, approval, consent, order, license, certificate or permit of and from any federal, state, or local governmental or regulatory official, body, or tribunal, is required for the Company or any of the Banks to commence and conduct their respective businesses and own their respective properties as described in the Prospectus, except such authorizations, approvals, consents, orders, licenses, certificates, or permits as are not material to the commencement or conduct of their respective businesses or to the ownership of their respective properties.

            (g) The financial statements of the Company and any related notes thereto, included in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the date of such financial statements and for the period covered thereby. Such statements and any related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and certified by the independent accountants named in subsection 4(d) above. No other financial statements are required to be included in the Prospectus or the Registration Statement.

            (h) The Company owns adequate and enforceable rights to use any patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications and other similar rights (collectively, "Intangibles") necessary for the conduct of the material aspects of its business as described in the Prospectus and the Company has not infringed, is infringing, or has received any notice of infringement of any Intangibles of any other person.


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            (i) The Company has valid and enforceable leasehold interests in the real property described in the Prospectus, and such leasehold interests are free and clear of all liens, encumbrances, claims, security interests and defects.

            (j) There are no litigation or governmental or other proceedings or investigations pending before any court or before or by any public body or board or threatened against the Company or any of the Banks and to the best of the Company's knowledge, there is no reasonable basis for any such litigation, proceedings or investigations, which would have a material adverse effect on commencement or conduct of the respective businesses of the Company or any of the Banks or the ownership of their respective properties.

            (k) The Company and each of the Banks have filed all federal, state, and local tax returns required to be filed by them and paid all taxes shown due on such returns as well as other material taxes, assessments and governmental charges which have become due; no material deficiency with respect to any such return has been assessed or proposed.

            (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or other), business, properties or prospects of the Company.

            (m) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any material term, covenant or condition, by the Company, the Banks or, to the best of the Company's knowledge, any other party, of any lease, indenture, mortgage, note or any other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, except such defaults or events as are not material to the commencement or conduct of their respective businesses or ownership of their respective properties.

            (n) Neither the Company nor any of the Banks is in violation of any term or provision of the articles of incorporation or bylaws of the Company or the Banks. Neither the Company nor either of the Banks is in violation of, nor is either of them required to take any action to avoid any material violation of, any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

            (o) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice of lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Banks pursuant to the terms of, any lease, indenture,

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      mortgage, note or other agreement or instrument to which the Company or any of the Banks is a party or by which either of them or either of their businesses may be bound or affected, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation or violate any provision of the articles of incorporation or bylaws of the Company or any of the Banks, except those which are immaterial in amount or effect.

            (p) The Company has authorized capital stock as set forth in the Prospectus. No shares of preferred stock are issued and outstanding. The issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action by the Company and, when issued, sold and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other right. Upon issuance, sale, and delivery thereof against payment therefor pursuant to the subscription agreement, all of the capital stock of the Bank will be duly authorized and validly issued, fully paid and nonassessable and will be owned by the Company, free and clear of all liens, encumbrances and security interests (subject to the provisions of the Michigan Banking Code of 1969 (the "Banking Code"), including, without limitation, Section 77 and 201 of the Banking Code). There is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or the Bank or any security convertible into or exchangeable for stock of the Company or the Bank, except for stock options described in the Registration Statement (the "Stock Options") under the 1998 Employee Stock Option Plan and the 1998 Nonemployee Stock Option Plan (collectively, the "Stock Option Plans"). The Common Stock, the Shares and the Stock Options conform to all statements in relation thereto contained in the Registration Statement and the Prospectus.

            (q) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor either of the Banks has (1) issued any securities or incurred any material liability or obligation, direct or contingent, (2 entered into any material transaction, or (3) declared or paid any dividend or made any distribution on any of their stock, except liabilities, obligations, and transactions reasonably expected based on the disclosures in the Prospectus.

            (r) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company.

            (s) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus with respect to the Shares and has not instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order.

            (t) Neither the Company, nor any of the Banks, nor, to the Company's knowledge any director, officer, agent, employee or other person associated with the

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      Company or any of the Banks, acting on behalf of the Company or any of the
      Banks, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977;
      or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (u) Neither the Company nor any of the Banks nor any affiliate of either of them has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock in order to facilitate the sale or resale of any of the Shares.

            (v) No transaction has occurred between or among the Company or any of the Banks and any of their officers, directors, organizers or the Company's shareholder or any affiliate or affiliates of any such officer, director, organizer, or shareholder, that is required to be described in and is not described in the Prospectus.

            (w) The Company is not and will not after the offering be an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            (x) The Company intends to apply its proceeds from the sale of the Shares for the purposes set forth in the Prospectus under "Use of Proceeds."

            (y) The Company has obtained from all of its executive officers and directors their written agreement that for a period of 180 days from the date of the Effective Date, they will not offer to sell, sell, transfer, contract to sell, or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock).

      3. Purchase, Sale and Delivery of the Shares.

            (a) On the basis of the representations, warranties, agreements and covenants contained in this Agreement and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to each of the Underwriters, and each of the Underwriters, individually and not jointly, agrees to purchase from the Company, at a purchase price equal to $______ per Firm Share the number of shares set forth opposite the name of such Underwriter in Schedule 1 to this Agreement. One or more certificates in definitive form for the Firm Shares that the several Underwriters have agreed to purchase under this Agreement, and in such denomination or denominations and registered in such name or names as you request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to you on the Closing Date

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      for the respective accounts of the several Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by certified or official bank checks drawn upon or by a New York Clearing House bank and payable in next-day funds to the order of the Company or at the option of the Underwriters, by wire transfer to the account of the Company in same-day funds. Such delivery of, and payment for, the Firm Shares shall be made at the offices of Fifth Third/The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, at 9:30 A.M., local time, on __________, 1998, or at such other place, time or date as you and the Company may agree upon or as you may determine pursuant to Section 9 of this Agreement, such time and date of delivery against payment being referred to in this Agreement as the "Firm Closing Date". The Company will make such certificate or certificates for the Firm Shares available to you for inspection at the offices of _______________ at least 24 hours prior to the Firm Closing Date.

            (b) On the basis of the representations, warranties, agreements and covenants contained in this Agreement and subject to the terms and conditions set forth in this Agreement, pursuant to directions from the Company, the Underwriters will offer to sell to each of the persons named in a list provided by the Company to the Underwriters (who may purchase to the extent permitted by the Free-Riding and Withholding Interpretation (the "Interpretation") under Rule 2110, Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD")) the number of Shares set forth opposite their respective names. To the extent such persons offer to buy such Shares, the Underwriter agrees to purchase up to ________ of such Shares at a purchase price of $_____ per Firm Share. The parties agree that the securities purchased and sold under this subparagraph to the Company's employees and directors shall constitute "issuer directed securities" under the Interpretation. The provisions of this Section 1(b) shall not affect the Underwriters' right, with respect to persons who are not employees or directors of the Company, to withdraw, cancel or modify orders or to reject orders in whole or in part.

            (c) For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Company hereby grants to the Underwriters options to purchase, individually and not jointly, the Option Shares in accordance with the provisions of this Agreement. The purchase price to be paid for any Option Shares shall be the same as the price for the Firm Shares set forth above in paragraph (a) of this Section 3. The options granted hereby may be exercised as to all or any part of the Option Shares from time to time within 30 days after the date of the Prospectus (or, if such 30th day shall be a Saturday or a Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The Underwriters shall not be under any obligation to purchase any of the Option Shares prior to the exercise of such options. The Underwriters may from time to time exercise the options granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate principal amount of Option Shares as to which the Underwriters are then exercising the options and the date and time for delivery of and payment for such Option Shares. Any such date of delivery shall be determined by the

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      Underwriters but shall not be earlier than two business days or later than seven business days after such exercise of the options and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time, date or both as the Underwriters and the Company may agree upon or as the Underwriters may determine pursuant to Section 9 of this Agreement, are called the "Option Closing Date" in this Agreement with respect to such Option Shares. Upon exercise of the options as provided in this Agreement, the Company shall become obligated to sell to each of the Underwriters, and, on the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions set forth in this Agreement, each of the Underwriters, individually and not jointly, shall become obligated to purchase from the Company, the same percentage of the Option Shares as to which the Underwriters are then exercising the options as such Underwriter is obligated to purchase of the aggregate number of Firm Shares. If the options are exercised as to all or any portion of the Option Shares, one or more certificates in definitive form for such Option Shares, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Shares and the Firm Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such Option Shares and Option Closing Date, respectively.

            (d) You have advised the Company that each Underwriter has authorized you to accept delivery of its Firm Shares (and Option Shares, if any of the options is exercised), to make payment and to give receipt therefor.

      4. Offering by the Underwriters. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer their respective portions of the Firm Shares for sale to the public upon the terms set forth in the Prospectus.

      5.    Covenants.

            The Company covenants and agrees with each of the Underwriters that it will:

            (a) Use its best efforts to cause the Registration Statement to become effective and will notify the Representative immediately, and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose and (iii) of the receipt of any comments form the Commission. The Company will make every reasonable effort to prevent the issuance of a stop order, and, if the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

              (b) During the time when a prospectus is required to be delivered under the Securities Act, comply so far as it is able with all requirements imposed upon it by the


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

      Securities Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Representative, the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to the Representative. The cost of preparing, filing and delivering copies of such amendment or supplement shall be paid by the Company.

            (c) Deliver to the Underwriters such number of copies of each preliminary prospectus as may reasonably be requested by the Underwriters, through the Representative, and, as soon as the Registration Statement, or any amendment or supplement thereto, becomes effective, deliver to each of the Underwriters three signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and deliver to each of the Underwriters such number of copies of the Prospectus, the Registration Statement and supplements and amendments thereto, if any, without exhibits, as the Representative may reasonably request.

            (d) Endeavor in good faith, in cooperation with the Representative and its counsel, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of the states listed in Schedule 3. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative and its counsel agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction. The Company will advise the Representative promptly of the suspension of the qualification of the Shares for offering, sale or trading in any jurisdiction, or any initiation or threat of any proceeding for such purpose, and in the event of the issuance of any order suspending such qualification, the Company, with the cooperation of the Representative, will use all reasonable efforts to obtain the withdrawal thereof.

            (e) Furnish its security holders as soon as practicable an earnings statement (which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules) covering a period of at least twelve months beginning after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules thereunder.

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            (f) For a period of five years from the Effective Date, furnish to its shareholders annual audited and quarterly unaudited consolidated financial statements with respect to the Company including balance sheets and income statements.

            (g) For a period of five years from the Effective Date, furnish to the Underwriters the following:

                  (i) at the time they have been sent to shareholders of the
            Company or filed with the Commission one copy of each annual, quarterly, interim, or current financial and other report or communication sent by the Company to its shareholders or filed with the Commission;

                  (ii) as soon as practicable, one copy of every press release and every material news item and article in respect of the Company or the affairs of the Company which was released by the Company;

                  (iii) all other information reasonably requested by the
            Underwriters with respect to the Company to comply with Rule 15c2-11 of the Rules and Section 4 of Schedule H of the NASD Bylaws; and

                  (iv) such additional documents and information with respect to the Company and its affairs as the Representative may from time to time reasonably request.

            (h) Acquire all of the LCB's and NOCB's outstanding capital stock, free and clear of all liens, encumbrances, or other claims or restrictions whatsoever, for not less than $4.55 million and $4.6 million, respectively, from the proceeds of the offering and, in all other material respects, apply the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

            (i) Not file any amendment or supplement to the Registration Statement or Prospectus after the effective date of the Registration Statement to which the Representative shall reasonably object in writing after being furnished a copy thereof.

            (j) Timely file with the Commission reports on Form SR (if applicable) containing the information required by that Form in accordance with the provisions of Rule 463 of the Regulation under the Securities Act.

            (k) Comply with all registration, filing and reporting requirements of the Securities Act or the Exchange Act, which may from time to time be applicable to the Company.


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            (l) Cause the proper submission of the Certificate of Paid In
      Capital and Surplus, give advance written notice to the Commissioner of the Bank's projected opening date, and in all other respects use reasonable efforts to comply with the requirements of, and satisfy the conditions of, the FIB Orders, the FDIC Orders and the Federal Reserve Board Approval;.

            (m) Pay, or reimburse if paid by the Representative, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to (1) the preparation, printing, filing and delivery of the Registration Statement, including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments of and supplements to the Registration Statement and the Prospectus, and the printing of the Underwriting Agreement and related agreements including, without limitation, the Selected Dealer Agreement, (2) the issuance of the Shares and the preparation and delivery of certificates for the Shares to the Underwriter, (3) the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in Schedule 3, including the fees and disbursements of counsel in connection with such registration and qualification and the preparation and printing of preliminary, supplemental, and final blue sky memoranda, (4) the furnishing (including costs of shipping and mailing) to the Underwriter of copies of each preliminary prospectus, the Prospectus and all amendments of or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, (5) the filing requirements and fees of the NASD in connection with its review of the terms of the public offering and the underwriting, (6) the furnishing (including costs of shipping and mailing) of copies of all reports and information required by Section 5(g), (7) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters, (8) the inclusion of the Shares on the OTC Bulletin Board; and (9) the Underwriters' accountable out-of-pocket expenses, including without limitation, road show expenses and legal fees of counsel to the Representative (provided that such legal fees payable by the Company shall not exceed $50,000).

            (n) Not, without the prior written consent of the Representative, sell, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, or register with the Commission, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) within 180 days after the date of the Prospectus, except as provided in this Agreement and except for grants and exercises of Stock Options under the Stock Option Plans as described in the Prospectus.

            (o) For not less than three fiscal years after the Effective Date, maintain the Exchange Act registration of the Common Stock, unless the Company's shareholders direct the Company to re-register the Common Stock.

            (p) Use its best efforts to cause itself and the Banks to commence their respective businesses as described in the Prospectus not later than December 31, 1998.

            (q) Not, for one year after the Effective Date, issue any stock options to purchase Common Stock under either of the Stock Option Plans, or any other stock option plan of the Company, that have an exercise price of less than $15.00 per share.

      6. Expenses. The Company will pay all costs, expenses, fees and taxes incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 11 of this Agreement, including all costs, expenses, fees and taxes incident to (1) the preparation, printing or other production and filing of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Shares and any amendment thereto (including, without limitation, the Registration Statement), any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Underwriters' Questionnaire and Power of Attorney, any blue sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares, (2) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (3) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (4) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees, (5) the registration or qualification of the Shares under state securities and blue sky laws, including filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters relating thereto or to the "Blue Sky" survey, (6) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares and any listing fees relating to the Securities, (7) advertising approved by the Company (which approval shall not be unreasonably withheld) relating to the offering of the Shares (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters), and (8) the Company's out-of-pocket expenses, including transportation, meals and lodging with respect to the road shows and other selling efforts. If the sale of the Firm Shares provided for in this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 of this Agreement is not satisfied, because this Agreement is terminated pursuant to Section 11 of this Agreement, because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its or their part to be performed or satisfied under this Agreement (other than by reason of a default by any of the Underwriters) or for any other reason (other than because of the Underwriters' refusal (except for bona fide reasons related to the Company, its officers, directors, employees or agents or market conditions) or inability to perform), the Underwriters will account for their reasonable and accountable expenses and the Company will reimburse the Underwriters individually upon demand for all of their reasonable out-of-pocket expenses (including counsel fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. The Representative acknowledges receipt of $25,000 from the Company, which has been paid as a good faith deposit to be applied against the Company's reimbursement obligation to the Underwriters.

If the sale of Firm Shares is not consummated for the reasons described above, the Representative shall refund to the Company the amount by which such good faith deposit exceeds the actual out-of-pocket expenses of the Underwriters for which they are entitled to reimbursement.

      7. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties of the Company in this Agreement as of the date of this Agreement and as of the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions of this Agreement, to the performance by the Company of its obligations under this Agreement, and to the following additional terms and conditions:

            (a) The Registration Statement shall have become effective not later than 5:00 P.M., Columbus time, on the date of this Agreement or on such later date and time as shall be consented to in writing by the Representative; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules; at each Closing Date, if any, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of the Representative

            (b) At each Closing Date, the Representative shall have received the opinion of Butzel Long, counsel for the Company, dated the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, addressed to the Underwriters and in form and scope reasonably satisfactory to counsel for the Representative to the effect that:

                  (i) Each of the Company and the Banks (A) is a corporation or banking corporation, as applicable, existing and in good standing under the laws of the State of Michigan and (B) is not required to be qualified to do business in any jurisdiction outside Michigan, except where the failure to so qualify would not have a material adverse effect on the Company or the Bank.

                  (ii) Each of the Company and the Banks has full corporate
            power and authority and all material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies necessary to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and Prospectus;

                  (iii) The Company has authorized capital stock as set forth in the Prospectus; the Shares have been duly authorized and validly issued and upon receipt by the Company of payment therefor in accordance with the terms of this Agreement will be fully paid and nonassessable and are not subject to preemptive rights; the Shares and the other capital stock and Stock Options of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

                  (iv) To such counsel's knowledge, after due inquiry, the
            Company has no directly or indirectly held subsidiary other than the Banks;

                  (v) When issued, sold and delivered against payment therefor in accordance with the terms of the subscription agreement, the Company will be the registered holder of all of the outstanding capital stock of the Banks, and all such shares of stock so held will be duly authorized and validly issued, fully paid and nonassessable and will be owned free and clear of any liens, encumbrances or other claims or restrictions whatsoever, subject to the provisions of the Banking Code;

                  (vi) The certificates evidencing the Shares are in the form approved by the Board of Directors of the Company, comply with the Bylaws and the Articles of Incorporation of the Company, and comply as to form and in all other material respects with applicable legal requirements;

                  (vii) This Agreement has been duly and validly authorized, executed and delivered by the Company, and is the legal, valid and binding agreement and obligation of the Company enforceable in accordance with its terms, except (a) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or the laws relating to or affecting enforcement of creditors' rights or by general equity principles, whether applied in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver, and (b), with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction to be void or unenforceable as against public policy;

                  (viii) The Company is conveying to the Underwriters good and valid title to the Shares, free and clear of any liens, encumbrances, security interests, restrictions, and adverse claims;

                  (ix) To the best of such counsel's knowledge, after due
            inquiry, there are (A) no contracts or other documents which are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, (B) no legal or governmental proceedings pending or threatened against the Company or any of the Banks, and (C) no statutes or regulations applicable to the Company or any of the Banks, or certificates, permits, grants or other consents, approvals, orders, licenses or authorizations from regulatory officials or bodies, which are required to be obtained or maintained by the Company or any of the Banks and which are of character required to be disclosed in the Registration Statement and Prospectus which have not been so disclosed and properly described therein;

                  (x) The statements in the Registration Statement and the
            Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts, agreements or other documents specifically identified in the Registration Statement or descriptions of laws, regulations, or regulatory requirements, or refer to compliance with law or to statements of law or legal conclusions, are correct in all material respects;

                  (xi) To the best of such counsel's knowledge, after due
            inquiry, the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms and provisions hereof by the Company will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of the Banks pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or any of the Banks is a party or by which either of them or either of their properties or businesses is or may be bound or affected, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any of the Banks or any statute or any order, rule, or regulation applicable to the Company or any of the Banks of any court or any federal, state, local or other regulatory authority or other governmental body, the effect of which, in any such case, would be expected to have a material adverse effect to the Company or any of the Banks;

                  (xii) To the best of such counsel's knowledge, after due
            inquiry, no consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required to be obtained by the Company in connection with the execution and delivery of this Agreement or the sale of the Shares to the Underwriter as contemplated by this Agreement, except such as have been obtained;

                  (xiii) To the best of such counsel's knowledge, after due
            inquiry, (A) neither the Company nor any of the Banks is in a breach of, or in default (and no event has occurred which, with notice or lapse of time, or both, would constitute a default) under, any lease, indenture, mortgage, note, or other agreement or instrument to which the Company or the Bank is a party; or (B) neither the Company nor any of the Banks is in violation of any term or provision of either of their articles of incorporation or bylaws, or of any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation; and (C) neither the Company nor any of the Banks has received any notice of conflict with the asserted rights of others in respect of Intangibles necessary for the commencement or conduct of its business, the effect of which, in any such case, would be expected to have a material adverse effect on the Company or the Bank;

                  (xiv) The Registration Statement and the Prospectus and any
            amendments or supplements thereto (other than the financial statements as to which no opinion need to be rendered) comply as to form in all material respects with the requirements of the Securities Act and the Rules; and

                  (xv) The Registration Statement is effective under the
            Securities Act, and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to the best of such counsel's knowledge, after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement and no order directed any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

            In rendering the foregoing opinion, such counsel may rely upon certificates of public officials (as to matters of fact and law) and officers of the Company (as to matters of fact), and include customary qualifications in its opinion as are acceptable to the Representative Copies of all such certificates shall be furnished to counsel to the Representative on the Closing Date.

            In addition, such counsel shall state that they have participated in conferences with officials of the Company and its independent auditors, and representatives of the Representative and its counsel at which the content of the Registration Statement and Prospectus and related matters were discussed, and also had discussions with such officials of the Company with a view toward a clear understanding on their part of the requirements of the Securities Act with reference to the preparation of registration statements and prospectuses. Such counsel did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus; however, based on such counsel's examination of the Registration Statement and the Prospectus and on its participation in the above-mentioned conferences, nothing has come to the attention of such counsel that gives them reason to believe that the Registration Statement or Prospectus (other than financial statements and notes, any related schedules or other financial information contained in such Registration Statement or Prospectus as to which such counsel need express no opinion or belief), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than financial statement and notes, any related schedules or other financial information contained in such Prospectus or amendment or supplement thereto, as to which such counsel need express no opinion or belief), as of the date of the opinion, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) On or prior to each Closing Date, the Representative shall have been furnished such documents, certificates and opinions as it may reasonably require for the purpose of enabling it to review the matters referred to in subsection (b) of this Section 7, and in order to evidence the accuracy, completeness or satisfaction of the representations, warranties or conditions herein contained.

            (d) Prior to each Closing Date, (i) there shall have been no material adverse change in the condition or prospects, financial or otherwise, of the Company or any of the Banks; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company or any of the Banks except as set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or to which the Representative has given its written consent; (iii) neither the Company nor any of the Banks shall be in default (nor shall an event have occurred which, with notice or lapse of time, or both, would constitute a default) under any provision of any material agreement, understanding or instrument relating to any outstanding indebtedness that is material in amount; (iv) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or any of the Banks before or by any court of Federal, state or other commission, board or other administrative agency having jurisdiction over the Company or any of the Banks, as the case may be, which is expected to have a material adverse effect on the Company or any of the Banks; and (v) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or be threatened by the Commission.

            (e) At each Closing Date, the Underwriters shall have received a certificate signed by the Chief Executive and Chief Financial Officers of the Company dated the Firm Shares Closing Date or Optional Shares Closing Date, as the case may be, to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the accuracy, as of the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, of the representations and warranties of the Company set forth in
      Section 4 hereof.

            (f) At or prior to each Closing Date, the Underwriters shall have received a "blue sky" memorandum (upon which the Representative may rely) of Dykema Gossett PLLC, counsel for the Underwriters, addressed to the Representative and in form and scope reasonably satisfactory to the Representative concerning compliance with the blue sky or securities laws of the states designated by the Representative.

            (g) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and to counsel for the Representative, and the Representative shall have received from counsel for the Representative a favorable opinion, dated as of each Closing Date, with respect to such of the matters set forth under Subsections (b)(i), (iii), (vi), (vii) and (xv) of this Section 7, and with respect to such other related matters as the Representative may require, if the failure to receive a favorable opinion with respect to such other related matters would cause the Representative to deem it inadvisable to proceed with the sale of the Shares.

            (h) There shall have been duly tendered to the Representative certificates representing all the Shares agreed to be sold by the Company on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be.

            (i) No order suspending the sale of the Shares prior to each Closing Date in any jurisdiction in which the Shares have been registered, shall have been issued on the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, and no proceedings for that purpose shall have been instituted or, to the Representative's knowledge or that of the Company, shall be contemplated.

            (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriter's participation in the same.

      If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Firm Shares Closing Date or the Optional Shares Closing Date, as the case may be, is not so fulfilled, the Representative may terminate this Agreement pursuant to Section 11 hereof or, if the Representative so elects, waive any such conditions which have not been fulfilled and/or extend the time of their fulfillment.

      8.    Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Underwriter, their respective directors, officers, partners, agents and employees and each other person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, "Indemnitees") against any losses, claims, damages or liabilities, joint or several, to which such Indemnitee may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, relate to, or are caused by or based upon,

                  (1) any untrue statement or alleged untrue statement made by the Company in this Agreement,

                  (2) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"),

                  (3) any omission or alleged omission to state in the
            Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or any omission or alleged omission to state in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or

                  (4) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films, and tape recordings, except to the extent such materials were prepared by the Underwriters, and will reimburse, as incurred, each Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating, defending against, or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, is related to, or is caused by or based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter expressly for use therein; and provided, further, that the Company will not be liable to any Indemnitee with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented), other than the documents incorporated by reference therein, at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Securities Act and where delivery of such Prospectus (as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5(d) or 5(e) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Indemnitee is a party to such claim, action, suit or proceeding), unless (1) such settlement, compromise or consent includes an unconditional release of all of the Indemnitees from all liability arising out of such claim, action, suit or proceeding and (2) the entire settlement amount and all costs of settlement and all related costs are borne by the Company or another third party other than any of the Indemnitees.

            (b) Each Underwriter, individually and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such director or officer of the Company, or any such controlling person of the Company may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, relate to, or are caused by or are based upon,

                  (1) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, or

                  (2) any omission or alleged omission to state in the
            Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading or any omission or alleged omission to state in any Preliminary Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case of (1) and (2) above to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
      Section 8 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
      Section 8, notify the indemnifying party of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8 and will not relieve it from any liability under this Section 8 except to the extent the indemnifying party is actually prejudiced by the failure to give such notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party or any officers, directors or controlling persons of such indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action in accordance with the foregoing, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (1) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than (i) one separate counsel for all such actions, and
      (ii) one local counsel in each jurisdiction in which such actions are pending or threatened, all of which counsel shall be designated by you in the case of indemnification under paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (2) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party or indemnified party shall, without the prior written consent of the other indemnifying or indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such person is a party to such claim, action, suit or proceeding), unless (A) such settlement, compromise or consent includes an unconditional release of all of the non-consenting parties from all liability arising out of such claim, action, suit or proceeding and (B) the entire settlement amount and all costs of settlement and all related costs are borne by persons other than the non-consenting persons; provided that with respect to indemnification under paragraph (a) of this Section 8, such consent will not be required if (i) in the indemnified party's reasonable judgment the indemnifying party does not have the financial ability and the intent to satisfy its indemnification obligations described in this Section 8, and (ii) the indemnified party notifies the indemnifying party in writing at least 10 business days before it settles, compromises or consents to the entry of any judgment in any such pending or threatened claim, action, suit or proceeding.

            (d) If the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (1) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (2) if the allocation provided by the foregoing clause (1) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters (but only if, in the case of the Underwriters, such statements or omissions were made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriters expressly for use therein), the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph
      (d), no Underwriter shall be obligated to make contributions under this paragraph (d) that in the aggregate exceed the total public offering price of the securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of such untrue or alleged untrue statement or omission or alleged omission, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute under this paragraph (d) are individual in proportion to their respective underwriting obligations and not joint. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

      9. Default of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares which it or they have agreed to purchase under this Agreement and the aggregate principal amount of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total principal amount of Firm Shares, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Firm Shares set forth opposite its name in Schedule 2 bears to the total principal amount of Firm Shares which all non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the principal amount of Firm Shares which any Underwriter has agreed to purchase pursuant to Section 3 be increased pursuant to this
Section 9 by an amount in excess of one-ninth of such principal amount of Firm Shares without the written consent of such Underwriter. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares or Option Shares under this Agreement and the principal amount of Firm Shares with respect to which such default occurs is more than one-tenth of the total amount of Firm Shares, and if arrangements satisfactory to you are not made within 36 hours after such default for the purchase by other persons (who may include the non-defaulting Underwriters) of the Shares with respect to which such default occurs, this Agreement will terminate without liability on the part of any nondefaulting Underwriters or the Company other than as provided in Section 10 of this Agreement. In any such case which does not result in the termination of this Agreement, you shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 of this Agreement for not more than seven business days in order that any necessary changes may be made in the Registration Statement, the Prospectus, the other documents and the arrangements for the purchase and delivery of the Firm Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

      10. Survival. The respective representations, warranties, agreements, covenants, indemnities, contribution agreements and other statements of the Company and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 of this Agreement and (b) delivery of and payment for the Shares. The respective agreements, covenants, indemnities, limitations on liability and other statements set forth in Sections 6, 8, 9 and 11 of this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

      11.   Termination.

            (a) This Agreement may be terminated with respect to the Firm Shares or any Option Shares in your sole discretion by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company shall have failed, refused or been unable to perform all obligations on its part to be performed under this Agreement on or before the Firm Closing Date or the Option Closing Date, as applicable, or if any of the conditions in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled at or prior to the Firm Closing Date or such Option Closing Date, respectively:

                  (1) the Company and the Banks, taken as a whole, shall have, in your reasonable judgment, sustained any Material Adverse Change, including any loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, or from any labor dispute or any legal or governmental proceeding, to the extent resulting, in your reasonable judgment, in a Material Adverse Change, or any adverse change, or any development involving a prospective adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), management, business, net worth, cash flows or results of operations of the Company and the Banks, taken as a whole, to the extent resulting, in your reasonable judgment, in a Material Adverse Change, except in each case as described in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto);

                  (2) trading in the Common Stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended, or minimum or maximum prices shall have been established on such exchange or market;

                  (3) a banking moratorium shall have been declared by federal,
            Michigan or New York authorities;

                  (4) the FIB Orders, the FDIC Order, or the Federal Reserve
            Board Approval shall have been withdrawn or materially altered, or notice shall have been received to the effect that any of such approvals will not be received, or, if received, will be subject to conditions that the Company would not be able to fulfill in a reasonable time in the Representative's reasonable opinion;

                  (5) there shall have been (A) an outbreak or major extension of hostilities between the United States and any foreign power, (B) an outbreak or major extension of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in the general economic, political or financial conditions so disrupting the U.S. financial markets that, in your reasonable judgment, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares as contemplated by the Registration Statement, as amended as of the date of this Agreement;

                  (6) there shall have been enacted, published, decreed or
            promulgated any federal, state or local statute, regulation, rule or order of any court or other governmental authority which in your reasonable judgment materially and adversely affects or is reasonably likely to materially and adversely affect the business or operations of the Company; or

                  (7) any actions shall have been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable judgment has a material adverse effect on the securities markets in the United States that, in your reasonable judgment, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares as contemplated by the Registration Statement, as amended as of the date of this Agreement.

            (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
      Section 6 and Section 8 of this Agreement.

      12. Information Supplied by Underwriters. The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter to the Company for the purposes of the last sentence of Section 2(b) and of Section 8 of this Agreement. The Underwriters confirm that such statements (to such extent) are correct.

      13. Notices. All notices and communications under this Agreement shall be in writing and, if sent to you or the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Fifth Third/The Ohio Company, 155 East Broad Street, Columbus, Ohio 43215, Attention:
Thomas E. Murphy (with a copy to Dykema Gossett PLLC, 400 Renaissance Center, Detroit, Michigan 48243, Attention: Paul R. Rentenbach); and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 12900 Hall Road, Sterling Heights, Michigan 48081, Attention: Chief Executive Officer (with a copy to Butzel Long, 150 W. Jefferson, #900, Detroit, Michigan 48226, Attention: Justin G. Klimko).

      14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriters and the Company, and their respective successors, assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions contained in this Agreement, this Agreement and all conditions and provisions of this Agreement being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of the Indemnitees, including, without limitation, any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act. No purchaser of Shares from any Underwriter shall be deemed a successor because of such purchase.

      15. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth in this Agreement, shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to any provisions relating to conflicts of laws.

      16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      17. Entire Agreement. This Agreement and the Letter of Intent provisions which are incorporated in this Agreement are the parties' entire agreement concerning its subject matter, and supersede all prior undertakings and agreements.



                          [Signature Page on Next Page]

      If the foregoing correctly sets forth our understanding, please indicate your acceptance of this Agreement in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and each of the Underwriters.


                                    Very truly yours,

                                    MICHIGAN COMMUNITY BANCORP LIMITED


                                    By:
                                       -----------------------------------------
                                       David McKinnon, Chairman and President



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

FIFTH THIRD/THE OHIO COMPANY,
  Acting on behalf of itself and as the
  Representative of the other Underwriters named in Schedule 1 attached hereto.


By:
   ----------------------------------
   Curtis D. Miller
   Senior Vice President

                                   SCHEDULE 1


                                                                     Number of
                                                                   Firm Shares
Underwriter                                                    to be Purchased
-----------                                                    ---------------

Fifth Third/The Ohio Company







                                                                     ---------
      TOTAL                                                          1,000,000
                                                                     =========